Exhibit 99.1
Corporate Communications One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397	NEWS

FOR IMMEDIATE RELEASE	May 10, 2007

CONTACT: PG&E Corporation

PG&E CORPORATION REPORTS STRONG FIRST QUARTER EARNINGS

▪
Consolidated net income reported under GAAP was $0.71 per share for PG&E Corporation for the quarter ended March 31, 2007, compared with $0.60 per share in the same quarter of 2006. (All “per share” amounts are presented on a diluted basis.)

▪	Guidance for 2007 earnings from operations is reaffirmed in the $2.70-$2.80 per share range. Guidance for 2008 earnings from operations is reaffirmed at $2.90-$3.00 per share.

(San Francisco) -- PG&E Corporation’s (NYSE: PCG) consolidated net income reported in accordance with generally accepted accounting principles (GAAP) was $256 million, or $0.71 per share, in the first quarter of 2007.  In the same period last year, consolidated net income was $214 million, or $0.60 per share.
"We had a strong operational and financial first quarter," said Peter A. Darbee, PG&E Corporation Chairman, CEO and President.  "We are grateful to the 20,000 men and women of PG&E for the tremendous effort they are making to transform the company into the nation's leading energy utility."  Darbee noted that as part of this effort, business customers ranked PG&E among the highest in the nation in terms of the company's ability to deliver superior service.  Darbee also noted that a key element of its customer satisfaction initiative is how the company procures and generates electricity.  "Our objective is to secure 20 percent of all customer electricity needs through renewable resources by 2010.  Additionally, our customers are some of the most efficient users of electricity and natural gas in the nation, and we continue to develop leading edge customer energy efficiency and demand-side management programs to help 15 million Californians maintain their lead in the efficient and wise use of energy."

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QUARTER-OVER-QUARTER COMPARISON
Earnings from operations for the first quarter of 2007 were $0.11 per share above levels for the same period in 2006.  The quarter-over-quarter difference primarily reflects higher authorized revenues associated with higher investment in infrastructure to improve reliability and customer service.  Earnings per share also reflect the difference in storm-related spending, which was higher in the first quarter of 2006 when compared to the first quarter of 2007 (see “Earnings per Common Share from Operations, First Quarter 2007 vs. First Quarter 2006” in the accompanying financial tables).

EARNINGS GUIDANCE
    PG&E Corporation reaffirmed its previous guidance for earnings from operations in the range of $2.70-$2.80 per share for 2007 and $2.90-$3.00 per share for 2008.
    Guidance assumes that the utility’s rate base averages $17 billion in 2007 and $18.7 billion for 2008, that the company earns its authorized return on equity, and that the ratemaking capital structure is maintained at 52 percent equity.
PG&E Corporation bases guidance on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated net income presented in accordance with GAAP (see the accompanying financial tables for a reconciliation of guidance of earnings from operations to guidance of consolidated net income in accordance with GAAP).  There were no differences between earnings from operations and consolidated net income as reported in accordance with GAAP for the three month periods ended March 31, 2007 or 2006.

Supplemental Financial Information:

❑
In addition to the financial information accompanying this release, an expanded package of supplemental financial and operational information for the quarter will be furnished to the Securities and Exchange Commission and also will be available shortly on PG&E Corporation’s website (www.pgecorp.com).

Conference Call with the Financial Community to Discuss First Quarter Results:

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❑
Today’s call at 11:00 a.m. Eastern time is open to the public on a listen-only basis via webcast.  Please visit www.pgecorp.com for more information and instructions for accessing the webcast. The call will be archived on the website. Also, a toll-free replay will be accessible shortly after the live call through 9:00 p.m. EDT, on May 16, 2007, by dialing 877-690-2089. International callers may dial 402-220-0645.

This press release contains forward-looking statements regarding management’s guidance for PG&E Corporation’s 2007 and 2008 EPS from operations. These statements are based on current expectations and various assumptions which management believes are reasonable, including that the Pacific Gas and Electric Company’s (Utility) rate base averages $17 billion in 2007 and $18.7 billion in 2008, that the Utility earns at least its authorized rate of return on equity, and that the Utility’s ratemaking capital structure is maintained at 52 percent equity. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which are outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to timely recover costs through rates;

•	the outcome of regulatory proceedings, including ratemaking proceedings pending at the California Public Utilities Commission (CPUC) and the Federal Energy Regulatory Commission;

•	the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;

•
the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards that could affect the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas business;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology including the development of alternative energy sources, or other reasons;

•
operating performance of the Utility’s Diablo Canyon nuclear generating facilities (Diablo Canyon), the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•	the ability of the Utility to recognize benefits from its initiatives to improve its business processes and customer service;

•	the ability of the Utility to timely complete its planned capital investment projects;

•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

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•	the impact of changing wholesale electric or gas market rules, including the California Independent System Operator’s new rules to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•
the extent to which PG&E Corporation or the Utility incur costs and liabilities in connection with pending litigation that are not recoverable through rates, from third parties, or through insurance recoveries;

•	the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit;

•	the impact of environmental laws and regulations and the costs of compliance and remediation,

•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass; and

•	other risks and factors disclosed in PG&E Corporation's and the Utility's SEC reports.

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PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended
	March 31,
	2007	2006
Operating Revenues
Electric	$2,175	$1,863
Natural gas	1,181	1,285
Total operating revenues	3,356	3,148
Operating Expenses
Cost of electricity	723	530
Cost of natural gas	754	873
Operating and maintenance	920	862
Depreciation, amortization, and decommissioning	430	414
Total operating expenses	2,827	2,679
Operating Income	529	469
Interest income	52	23
Interest expense	(190)	(154)
Other income, net	4	-
Income Before Income Taxes	395	338
Income tax provision	139	124
Net Income	$256	$214
Weighted Average Common Shares Outstanding, Basic	349	344
Net Earnings Per Common Share, Basic	$0.71	$0.61
Net Earnings Per Common Share, Diluted	$0.71	$0.60
Dividends Declared Per Common Share	$0.36	$0.33

Source: PG&E Corporation’s and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Net Income in Accordance with Generally Accepted Accounting Principles (GAAP)
First Quarter 2007 vs. First Quarter 2006
(in millions, except per share amounts)

	Three months ended March 31,
	Earnings		Earnings per Common Share (Diluted)

	2007	2006	2007	2006

PG&E Corporation Earnings from Operations [1]	$256	$214	$0.71	$0.60
Items Impacting Comparability [2]	-	-	-	-
PG&E Corporation Earnings on a GAAP basis	$256	$214	$0.71	$0.60

1.     Earnings from operations exclude items impacting comparability.

2.     Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP. For the periods ended March 31, 2007 and 2006, PG&E Corporation did not have any items impacting comparability to report.

Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Net Income in Accordance with GAAP
First Quarter 2007 vs. First Quarter 2006
(in millions)

	Three months ended March 31,
	Earnings
	2007	2006

Pacific Gas and Electric Company Earnings from Operations [1]	$258	$214
Items Impacting Comparability [2]	-	-
Pacific Gas and Electric Company Earnings on a GAAP basis	$258	$214

1.     Earnings from operations exclude items impacting comparability.

2.     Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP. For the periods ended March 31, 2007 and 2006, Pacific Gas and Electric Company did not have any items impacting comparability to report.

PG&E Corporation Earnings per Common Share from Operations
First Quarter 2007 vs. First Quarter 2006
($/Share, Diluted)

Q1 2006 EPS from Operations [1]	$0.60

Rate base revenue increases	0.07
Storm expenses [2]	0.02
Environmental remediation	(0.01)
Miscellaneous items	0.03
Q1 2007 EPS from Operations [1]	$0.71

1.  For a reconciliation of earnings per common share (diluted), or EPS, from operations to EPS on a GAAP basis, see table titled Reconciliation of PG&E Corporation's Earnings from Operations to Consolidated  Net Income in Accordance with GAAP.

2.    Cost incurred in 2006 with no similar cost in 2007.

PG&E Corporation EPS Guidance

2007 EPS Guidance

	Low	High
EPS Guidance on an Earnings from Operations Basis	$2.70	$2.80
Estimated Items Impacting Comparability	$0.00	$0.00
EPS Guidance on a GAAP Basis	$2.70	$2.80

2008 EPS Guidance

	Low	High
EPS Guidance on an Earnings from Operations Basis	$2.90	$3.00
Estimated Items Impacting Comparability	$0.00	$0.00
EPS Guidance on a GAAP Basis	$2.90	$3.00

Management's statements regarding 2007 and 2008 guidance for earnings from operations per common share for PG&E Corporation, estimated rate base for 2007 and 2008, and general sensitivities for 2007 and 2008 earnings, constitute forward-looking statements that are based on current expectations and assumptions which management believes are reasonable, including that the Utility earns its authorized rate of return. These statements and assumptions are necessarily subject to various risks and uncertainties. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to timely recover costs through rates;

•	the outcome of regulatory proceedings, including ratemaking proceedings pending at the CPUC and the FERC;

•	the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;

•
the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers and third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology including the development of alternative energy sources, or other reasons;

•
operating performance of the Utility’s Diablo Canyon nuclear generating facilities (“Diablo Canyon”) the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•	the ability of the Utility to recognize benefits from its initiatives to improve its business processes and customer service;

•	the ability of the Utility to timely complete its planned capital investment projects;

•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•	the impact of changing wholesale electric or gas market rules, including new rules of the California Independent System Operator (“CAISO”) to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•
the extent to which PG&E Corporation or the Utility incur costs and liabilities in connection with pending litigation that are not recoverable through rates, from third parties, or through insurance recoveries;

•	the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass; and

•	other risks and factors disclosed in PG&E Corporation’s and Pacific Gas and Electric Company’s SEC reports.